UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/05/2006

R. R. DONNELLEY & SONS COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number:  1-4694

DE	361004130
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

111 S. Wacker Dr., Chicago, IL 60606
(Address of principal executive offices, including zip code)

312-326-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.04.    Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

R.R. Donnelley & Sons Company (the "Company") was notified on July 5, 2006, that as a result of a change in the recordkeepers for the Donnelley Deferred Compensation and Voluntary Savings Plan and the Moore Wallace North America, Inc. Savings Plan (the "Plans"), there will be a blackout period beginning on July 27, 2006, and ending on or about August 11, 2006 (the "Blackout Period"), during which participants in the Plans will be temporarily unable to direct or diversify investments in their individual accounts, including accounts that hold common stock of the Company, to obtain a loan or distribution from the Plans, or to obtain a hardship withdrawal from the Plans.

As a result of the foregoing, on July 6, 2006, the Company sent a notice to its directors and executive officers informing them that a blackout period with respect to directors and executive officers is expected to be in effect beginning July 27, 2006 and ending on or about August 11, 2006, during which period they will be prohibited from engaging in any transactions in equity securities of the Company (the "Notice").

The Notice was provided to the Company's directors and executive officers pursuant to the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission's Regulation BTR. A copy of the Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

A participant in either Plan, a security holder or other interested person may obtain without charge, information regarding the Blackout Period, including the actual ending date of the Blackout Period, by contacting David Dykshorn at (312) 326-8199, before and during the Blackout Period.

Item 9.01.    Financial Statements and Exhibits

99.1 Notice to Directors and Executive Officers

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: July 06, 2006	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Notice to Directors and Executive Officers